Exhibit 10.1

PACIFIC PREMIER BANCORP, INC.

AMENDED AND RESTATED
2012 LONG-TERM INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT OF THE PLAN

Pacific Premier Bancorp, Inc. and any Subsidiary thereof (together, the “Company”) hereby establishes the Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated.  The Purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging officers, employees, directors and individuals performing services for the Company as consultants or independent contractors to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers, employees, directors, consultants and independent contractors with exceptional qualifications and (c) linking officers, employees, directors, consultants and independent contractors directly to stockholder interests through ownership of the Company. Awards granted under the Plan may be stock options, restricted stock or stock appreciation rights.

ARTICLE II
DEFINITIONS

2.01                        “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Cash Bonus Award or Performance Compensation Award granted under the Plan.

2.02                        “Award Agreement” means the written agreement pursuant to Article VI hereof that sets forth the terms, conditions, restrictions and privileges for an Award and that incorporates the terms of the Plan.

2.03                        “Board” means the Board of Directors of the Company.

2.04                        “Cash Bonus Award” means a cash bonus payment, as determined by the Committee.

2.05                        “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean:  (i) a failure of the Participant to substantially perform his or her duties including, without limitation, repeated refusal to follow the reasonable directions of Participant’s employer, knowing violation of law in the course of performance of the duties of Participant’s employment with the Company, or repeated absences from work without a reasonable excuse, (ii) the Participant’s willful misconduct or gross negligence, (iii) the Participant shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, or (iv) the Participant shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, conduct constituting a felony.

2.06                        “Change in Control” shall have the meaning specified in an Award Agreement.  In the absence of any definition in the Award Agreement, “Change in Control” means the occurrence of any of the following events subsequent to the date of this Agreement: (i) the acquisition of control of the Company as defined in the rules and regulations of the applicable banking regulators on the date hereof (provided that in applying the definition of Change in Control as set forth under the rules and regulations of the applicable banking regulators, the Board shall substitute its judgment for that of the applicable banking regulators); (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), after the date hereof, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; (iii) the sale or other disposition of all or substantially all of the assets of the Company or the transfer by the Company of greater than 25% of the voting securities of the Company; or (iv) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.  Notwithstanding the foregoing, in the event of payment of any Award that is nonqualified deferred compensation subject to Section 409A of the Code, “Change in Control” shall have the meaning set forth in Section 1.409A-3(i)(5) of the applicable Treasury regulations.

2.07                        “Code” means the Internal Revenue Code of 1986, as amended.

2.08                        “Common Stock” means shares of the common stock, par value $0.01 per share, of the Company.

2.09                        “Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

2.10                        “Effective Date” means the later of (i) the date upon which the Board approves the Plan and (ii) the date upon which a majority of the Company’s stockholders vote to approve the Plan.

2.11                        “Employee” means any person who is employed by the Company and whose wages are reported on a Form W-2. The Company’s classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility under the Plan.

2.12                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13                        “Fair Market Value” of a share of the Company’s Common Stock for all purposes under the Plan shall be the last transaction price of the Common Stock quoted for such date by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or the closing price reported by the New York Stock Exchange (“NYSE”) or any other stock exchange or quotation or listing service (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported.  If the Common Stock is not traded on the NASDAQ, the NYSE or any other stock exchange, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith by such methods or procedures as the Board may establish.

2.14                        “Good Reason” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided, that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean the occurrence, without the affected Participant’s written consent, of (i) a material diminution in the Participant’s base compensation, (ii) the assignment to the Participant of duties in the aggregate that are materially inconsistent with the Participant’s level of responsibility or any material diminution in the Participant’s authority, duties, or responsibilities, or (iii) the relocation of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment.  Notwithstanding the foregoing, no event or condition shall constitute Good Reason unless (i) the Participant provides notice to the Company of such condition or event no later than 30 days following the initial existence of such condition or event, and (ii) the Company fails to remedy such condition or event no later than 30 days following receipt of such notice.

2.15                        “Incentive Stock Option” means any Award granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

2.16                        “Non-Qualified Stock Option” means any Award granted under this Plan which is a stock option but is not an Incentive Stock Option.

2.17                        “Officer” means any Employee of the Company who is designated by the Board as a corporate officer.

2.18                        “Option” means an Award of an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 7.01 hereof.

2.19                        “Participant” means any Employee, Officer, director, consultant or independent contractor who is designated by the Committee pursuant to Article VI to participate in the Plan.

2.20                        “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Article XII of the Plan.

2.21                        “Performance Compensation Award Formula” means, for any Performance Compensation Award, a formula or table established by the Committee pursuant to Article XII of the Plan which provides the basis for computing the value of a Performance Compensation Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

2.22                        “Performance Goal” means a performance goal established by the Committee pursuant to Article XII of the Plan.

2.23                        “Performance Period” means a period established by the Committee pursuant to Article XII of the Plan at the end of which one or more Performance Goals are to be measured.

2.24                        “Performance Shares” means the grant of a right to receive a number of actual shares of Common Stock based upon the performance of the Company during a Performance Period, as determined by the Committee.

2.25                        “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Article XII of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

2.26                        “Retirement” means a termination of employment which constitutes a “retirement” under any applicable qualified pension benefit plan maintained by the Company or a Subsidiary, as that term is defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or if no such plan is maintained by the Company, a termination of employment anytime following attainment of age 65.  With respect to an Award that is nonqualified deferred compensation subject to Section 409A of the Code, any termination of employment must also be considered a “separation from service” as defined in Section 1.409A-1(h) of the Treasury regulations.

2.27                        “Restricted Stock Award” means an Award granted under Section 7.02 hereof.

2.28                        “Restricted Stock Unit Award” means an Award granted under Section 7.03 hereof.

2.29                        “Securities Act” means the Securities Act of 1933, as amended.

2.30                        “Stock Appreciation Right” or “SAR” means an Award granted under Section 7.04 hereof.

2.31                        “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

ARTICLE III
ADMINISTRATION OF THE PLAN AND MISCELLANEOUS

3.01                        Plan Administration. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board.  References herein to the Committee shall be deemed to include and refer to the Board of Directors to the extent applicable.  The Committee may, in its discretion, delegate to one or more officers responsibility for the day-to-day operation of the Plan. The Committee shall make all determinations with respect to participation in the Plan by Employees, Officers, directors, consultants or independent contractors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final. No member of the Committee shall be liable for any action or determination made by him or her in good faith.

3.02                        Limitation on Liability. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent allowed by law and the Company’s organizational documents   and Bylaws, the Committee shall be indemnified by the Company in respect of all their activities under the Plan.

3.03                        Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of, or obtaining of consents or approvals with respect to, such shares under any federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

3.04                        Restrictions on Transfer. The Company shall place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such may be restricted pursuant to the terms of an Award Agreement or as set forth in applicable laws and regulations.

3.05                        Revocation for Misconduct.  Any Award, or portion thereof, under this Plan, whether or not vested, made to a Participant who is discharged from the employ of the Company or any of its subsidiaries (or whose personal services contract is terminated in the case of a consultant or independent contractor) for Cause may be automatically terminated, or rescinded and revoked by determination of the Committee.

ARTICLE IV
ELIGIBILITY

Awards may be granted to such Employees, Officers, directors, consultants or independent contractors as may be designated from time to time by the Committee, pursuant to guidelines, if any, which may be adopted from time to time.

ARTICLE V
COMMON STOCK AVAILABLE FOR THE PLAN

The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be 1,420,000, all of which may be granted as Incentive Stock Options. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, or the like, the Board shall make appropriate adjustment in the number of shares of Common Stock authorized by the Plan and in the number and exercise or purchase price of shares covered by outstanding Awards under the Plan; provided that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.  In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment. The Board may make such adjustments, and its determination shall be final, binding and conclusive.

The Board also may adjust the number of shares subject to outstanding Awards and the exercise or purchase price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate in order to prevent dilution or expansion of the rights of Participants, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Participant, if such adjustment would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code. Notwithstanding anything to the contrary in this Article V, the Company shall not engage in any re-pricing of any Options granted under this Plan without approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders.  For purposes of this Article V, the term “re-pricing” shall mean the following: (i) lowering the exercise price of an Option to take into account a decrease in the Fair Market Value of the Company’s Common Stock below the Option’s stated exercise price, or (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Common Stock in exchange for another Award under the Plan.

No shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

ARTICLE VI
PARTICIPATION; AWARD AGREEMENT

The Committee shall, in its discretion, determine from time to time which Employees, Officers, directors, consultants or independent contractors will participate in the Plan and receive Awards under the Plan. In making all such determinations, there shall be taken into account the duties, responsibilities and performance of each respective Employee, Officer, director, consultant or independent contractor, his or her present and potential contributions to the growth and success of the Company, his or her cash compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

Awards may be granted individually or in tandem with other Awards. All Awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Award Agreement. No Award under this Plan shall be effective unless memorialized in writing by the Committee in an Award Agreement delivered to and signed by the Participant.

Notwithstanding any provision of the Plan and subject to adjustment as provided in Article V, the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one person during any one calendar year shall be 200,000 shares or 15,000 shares in the case of non-employee Directors. The maximum dollar amount payable to any individual for any one calendar year with respect to cash awards under the Plan that are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as “performance-based compensation” is $2,000,000.

ARTICLE VII
AWARDS

7.01                        Stock Options. The Committee may from time to time grant to eligible Participants Awards of Incentive Stock Options or Non-Qualified Stock Options; provided however that Awards of Incentive Stock Options shall be limited to Employees of the Company. Awards of Incentive and Non-Qualified Stock Options must have an exercise price at least equal to the Fair Market Value of a share of Common Stock at the time of grant, except as provided in Section 8.07.  The exercise price applicable to a particular Award shall be set forth in each individual Award Agreement.

7.02                        Restricted Stock. The Committee may from time to time grant to eligible Participants Awards of Restricted Stock in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Restricted Stock Award represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price.

7.03                        Restricted Stock Unit. The Committee may from time to time grant to eligible Participants Awards of Restricted Stock Units in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  A Restricted Stock Unit Award represents a hypothetical unit equivalent in value to a share of Common Stock which entitles the Participant to a payment in cash or Common Stock upon the expiration of the restricted period.  A Participant has no voting rights with respect to Restricted Stock Units.  The Committee may, in connection with any Restricted Stock Unit Award, require the payment of a specified purchase price.

7.04                        Stock Appreciation Rights.  The Committee may from time to time grant to eligible Participants Awards of Stock Appreciation Rights (“SARs”) in such amounts, on such terms and conditions, as it shall determine. A SAR gives to a Participant the right to receive upon exercise, an amount equal to the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the exercise price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, provided it is no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR), times the number of shares of Common Stock covered by such SAR Award.

7.05                        Cash Bonus Awards.  The Committee has the authority to make an Award of a cash incentive to any Participant.

7.06                        Performance Compensation Awards.  The Committee has the authority, at the time of grant of any Award described in the Plan, other than stock options or SARs granted with an exercise price equal to or greater than Fair Market Value of the Common Stock on the date of grant to designate such Award as a Performance Compensation Award.

ARTICLE VIII
OPTION AWARDS

8.01                        Vesting of Options.

(a)                                 General Rules.  Each Option granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement.  Incentive Stock Options and Non-Qualified Stock Options shall vest and be exercisable in full on the third (3rd ) anniversary of the date of grant, unless otherwise determined in the sole discretion of the Committee.  Subject to the foregoing, no vesting shall occur on or after the date that a Participant’s employment or personal services contract with the Company terminates for any reason, except as set forth herein and as may be set forth in an applicable Award Agreement.

(b)                                 Acceleration of Vesting Upon Death, Disability or Retirement.  In the event a Participant dies while in the employ of the Company or terminates employment with the Company as a result of Disability, any Option(s) granted to such Participant under this Plan not yet vested on such date shall become 100% vested as of such date and be exercisable either by the Participant or the Participant’s representative. In the event of a Participant’s Retirement, any Option(s) granted to such Participant under this Plan not yet vested on such date shall become 100% vested as of such date and become exercisable only if the grant date of such Option(s) precedes the Participant’s date of Retirement by two (2) or more years, except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

(c)                                  Accelerated Vesting Upon a Change in Control.  Notwithstanding the general rule described in subsection (a) hereof, all of a Participant’s Options shall become immediately vested and exercisable upon a Change in Control, provided that the Participant has been employed by (or rendered services to) the Company for a period of at least six (6) months as of the date of the Change in Control, except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

(d)                                 Accelerated Vesting Upon Certain Separations From Service.  Notwithstanding the general rule described in subsection (a) hereof, all of a Participant’s Options shall become immediately vested and exercisable upon the Participant’s (i) termination without Cause, or (ii) resignation with Good Reason.  If the Participant’s employment or service is terminated by the Company with Cause or if the Participant resigns for other than Good Reason, then the unvested portion of the Option will be forfeited at the close of business on such termination or resignation date, except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

8.02                        Duration of Options.  Subject to the terms of an applicable Award Agreement, each Option granted to a Participant shall be exercisable at any time on or after it vests for a period of (i) ten (10) years from the date of grant (five years in the case of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company), or (ii) in the event of termination of employment for any reason except death or Disability, ninety (90) days from the date of termination.

8.03                        Exception for Termination Due to Death or Disability.  If a Participant dies while in the employ of the Company or terminates employment with the Company as a result of Disability without having fully exercised his Options, the Participant or his legal representative or guardian, or the executors, administrators, legatees or distributes of his estate shall have the right, during the twelve (12) month period following the earlier of his death or Disability, to exercise such Options to the extent vested on the date of such death or Disability. In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

8.04                        Notice of Disposition; Withholding; Escrow.  A Participant shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose. The Board may, in its discretion, require shares of Common Stock acquired by a Participant upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section.

8.05                        Manner of Exercise.  To the extent vested and exercisable, Options may be exercised in part or in whole from time to time by execution of a written notice directed to the Company, at the Company’ principal place of business, accompanied by cash or a check in payment of the exercise price for the number of shares specified and paid for. The Committee may, in its discretion, permit a Participant to exercise vested and exercisable options awarded under this Plan by surrendering an amount of Common Stock already owned by the Participant equal to the Options’ exercise price.  Subject to any limitations set forth in the Award Agreement, for so long as the Common Stock is listed or admitted to trading on a national securities exchange, the Committee may, in its discretion, allow the Participant to make payment by arranging with a third party broker to sell a number of shares otherwise deliverable to the Participant and attributable to the exercise of the Option in order to pay the exercise price of the Option and any applicable withholding and employment taxes due.

8.06                        $100,000 Limitation.  Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company, shall not exceed $100,000. To the extent that the aggregate value of shares of Common Stock to be received by the Participant for the first time in any one year pursuant to the exercise of an Incentive Stock Option (“ISO Stock”) exceeds $100,000 based on the fair market value of the Common Stock as of the date of the Incentive Stock Option’s grant, such excess shall be treated as Common Stock received pursuant to the exercise of a Non-Qualified Stock Option (“NQSO Stock”). The Company shall designate which shares of Common Stock to be received by the Participant will be treated as ISO Stock and which shares of Common Stock, if any, will be treated as NQSO Stock by issuing separate share certificates identifying in the Company’s share transfer records which shares are ISO Stock.

8.07                        Limitation on Ten Percent Stockholders.  The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

ARTICLE IX
RESTRICTED STOCK AWARDS

9.01                        Vesting Requirements.  Each Restricted Sock Award granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement.  The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in an applicable Award Agreement, except as provided below. Such vesting requirements may be based on the continued employment of the Participant with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Committee in its sole discretion, in either case as set forth in the Award Agreement.

A Participant’s Restricted Stock Award shall immediately vest upon (i) a Change in Control, provided that the Participant has been employed by (or rendered services to) the Company for a period of at least six (6) months as of the date of the Change in Control, (ii) the Participant’s death while in the employ of the Company, (iii) the Participant’s termination of employment with the Company as a result of Disability, (iv) the Participant’s termination without Cause, or (v) the Participant’s resignation with Good Reason, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

9.02                        Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed.

9.03                        Rights as Stockholder.  Subject to the foregoing provisions of this Article IX and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

9.04                        Section 83(b) Election.  The Committee may provide in a Stock Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

ARTICLE X
RESTRICTED STOCK UNIT AWARDS

10.01                 Vesting Requirements.  Each Restricted Stock Unit Award granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement.  The restrictions imposed on units granted under a Restricted Stock Unit Award shall lapse in accordance with the vesting requirements specified by the Committee in an applicable Award Agreement, except as provided below. Such vesting requirements may be based on the continued employment of the Participant with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Committee in its sole discretion, in either case as set forth in the Award Agreement.

A Participant’s Restricted Stock Unit Award shall immediately vest upon (i) a Change in Control, provided that the Participant has been employed by (or rendered services to) the Company for a period of at least six (6) months as of the date of the Change in Control, (ii) the Participant’s death while in the employ of the Company, (iii) the Participant’s termination of employment with the Company as a result of Disability, (iv) the Participant’s termination without Cause, or (v) the Participant’s resignation with Good Reason, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

10.02                 Restrictions.  Restricted Stock Units awarded to any Participant will be subject to forfeiture until the vesting requirements have been met. Restricted Stock Units granted under any Restricted Stock Unit Award may not be transferred, assigned or subject to any encumbrance, pledged, or charged until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject units of the Restricted Stock Unit Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.

10.03                 Rights as Stockholder.  No shares of Common Stock shall be issued at the time Restricted Stock Units are awarded and the Company will not be required to set aside a fund for the payment of such Award.  A Participant has no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). If credited, Dividend Equivalents will be withheld by the Company for the Participant’s account, without interest (unless otherwise provided in the Award Agreement).  Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) will be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents (and earnings, if applicable) rounded down to nearest whole share to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant will also forfeit the right to such Dividend Equivalents.

10.04                 Settlement of Restricted Stock Units.  Upon the expiration of the restricted Period with respect to any outstanding Restricted Stock Units, the Company will deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit (and the interest thereon, if any) or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents (and the interest thereon, if any) rounded down to the nearest whole share; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for vested Restricted Stock Unit.  If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment will be equal to the Fair Market Value of the Common Stock as of the date on which the restricted period lapsed with respect to each vested Restricted Stock Unit.

ARTICLE XI
STOCK APPRECIATION RIGHTS AWARDS

11.01                 Grant of SARs.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such amounts as the Committee shall determine.  A SAR shall represent a right to receive a payment in cash, shares of Common Stock, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over an amount (the “SAR exercise price”) which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option exercise price for SARs granted in tandem with an Option), as set forth in the applicable Award Agreement.

11.02                 Award Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, the form of payment of the SAR upon exercise, and such other provisions as the Committee shall determine.  SARs granted under this Article XI shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

A Participant’s SAR Award shall immediately vest upon (i) a Change in Control, provided that the Participant has been employed by (or rendered services to) the Company for a period of at least six (6) months as of the date of the Change in Control, (ii) the Participant’s death while in the employ of the Company, (iii) the Participant’s termination of employment with the Company as a result of Disability, (iv) the Participant’s termination without Cause, or (v) the Participant’s resignation with Good Reason, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.  Each SAR may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The SAR may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate.  The vesting provisions of individual SAR may vary. No SAR may be exercised for a fraction of a share of Common Stock.  The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any SAR upon the occurrence of a specified event.

11.03                 Duration of SAR.  Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable on or later than the tenth (10th) anniversary date of its grant.

11.04                 Exercise.  SARs shall be exercised by the delivery to the Company of written or other notice of exercise acceptable to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised.  The date of exercise of the SAR shall be the date on which the Company shall have received notice from the Participant of the exercise of such SAR.  SARs granted in tandem with the grant of an Option may be exercised for all or part of the shares of Common Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  SARs granted in tandem with the grant of an Option may be exercised only with respect to the shares for which its related Option is then exercisable.

With respect to SARs granted in tandem with an Incentive Stock Option, (a) such SAR will expire no later than the expiration of the underlying Incentive Stock Option, (b) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the Option exercise price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Common Stock subject to the underlying Incentive Stock Option at the time such SAR is exercised, and (c) such SAR may be exercised only when the Fair Market Value of the shares of Common Stock subject to the underlying Incentive Stock Option exceeds the Option exercise price of the Incentive Stock Option.  SARs granted in tandem with an Incentive Stock Option granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement.  In the event the SAR shall be payable in shares of Common Stock, a certificate for the shares of Common Stock acquired upon exercise of an SAR shall be issued in the name of the Participant, or the Company shall transfer the shares of Common Stock electronically from its transfer agent to the Participant, as soon as practicable following receipt of notice of exercise.  No fractional Shares will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement or otherwise determined by the Committee, the Participant will receive cash in lieu of fractional Shares.

11.05                 Exercise Upon Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a SAR following termination of the Participant’s employment with the Company.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into the Participants, need not be uniform among all SARs issued pursuant to this Article XI, and may reflect distinctions based on the reasons for termination of employment.

ARTICLE XII
PERFORMANCE COMPENSATION AWARDS

12.01                 Grant Requirement and Types of Performance Compensation Awards.  The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period.  However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period.  The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Article XII. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.  Performance Compensation Awards may be in the form of Performance Shares, Performance Units or Cash Bonus Awards.  Each Award Agreement evidencing a Performance Compensation Award shall specify the number of Performance Shares, Performance Units or Cash Bonus Award opportunity subject thereto, the Performance Compensation Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.  The Committee has full discretion to select the length of the Performance Period provided any such performance period will not be less than one fiscal quarter in duration, the types of Performance Compensation Awards to be issued, the performance criteria used to establish Performance Goals, the kinds and/or levels of the Performance Goals that apply and the Performance Compensation Award Formula.

12.02                 Award Agreement.  Performance Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  No Performance Compensation Award or purported Performance Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Performance Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions of this Article XII.

12.03                 Types of Performance Awards Authorized.  Performance Compensation Awards may be in the form of Performance Shares, Performance Units or Cash Bonus Awards.  Each Award Agreement evidencing a Performance Compensation Award shall specify the number of Performance Shares, Performance Units or Cash Bonus Award opportunity subject thereto, the Performance Compensation Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

12.04                 Value of Performance Awards.  The final value payable to the Participant in settlement of a Performance Compensation Award determined on the basis of the applicable Performance Compensation Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

12.05                 Establishment of Performance Period, Performance Goals and Performance Compensation Award Formula.  In granting each Performance Compensation Award, the Committee shall establish in writing the applicable Performance Period, Performance Compensation Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Compensation Award Formula the final value of the Performance Award to be paid to the Participant.  With respect to any Performance Compensation Award that the Committee designates as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the Performance Goal(s) and Performance Compensation Award Formula applicable to each Performance Compensation Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and Performance Compensation Award Formula shall not be changed during the Performance Period.

The Company shall notify each Participant granted a Performance Compensation Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Compensation Award Formula.

12.06                 Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)                                 Performance Measures.  Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  Performance Measures shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee.

The Committee may determine Performance Measures to be one or more of the following: revenue; net interest income; non-interest income; net interest margin; operating income; earnings before taxes; earnings before interest taxes depreciation and amortization; earnings before interest and taxes; pre-tax income; net earnings, net income; market share; business unit volume; capital; tangible book value; expense management; the market price of the Common Stock; total shareholder return; return on equity; return on capital; return on assets; return on tangible equity; return on tangible common equity; efficiency ratio; number of customers; number of accounts; assets; asset mix; deposits; non-interest bearing deposits; deposit mix; loans; loan mix; asset quality; credit quality; regulatory exam results; audit results; customer satisfaction (determined based on objective criteria approved by the Committee); execution of strategic initiatives (determined based on objective criteria approved by the Committee); cost of funds; cost of deposits; and Texas ratio.  A Performance Measure may be expressed in any form that the Committee determines, including, but not limited to: absolute value, ratio, average, percentage growth, absolute growth, cumulative growth, performance in relation to an index, performance in relation to peer company performance, per share of common stock outstanding, or per full-time equivalent employee.

Performance Measures applicable to a Performance Compensation Award may exclude the effect (whether positive or negative) of changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results, including unforeseen and extraordinary changes in statutes and regulations that govern the company and its industry; accruals or charges relating to  reorganization and restructuring programs; special gains or losses or other financial impact in connection with mergers and acquisitions involving the Company or any of its significant subsidiaries, the purchase or sale of branches or significant portions of the Company or any of its significant subsidiaries, or the sale of securities and investments of the Company; write-downs or write-offs of assets, including intangible assets such as goodwill and valuation adjustments related to the impact of hedging; litigation or claim matters; expenses relating to unplanned regulatory actions; any other significant items as discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operation appearing or incorporated by reference in the Annual Report on Form 10-K filed with the Securities and Exchange Commission; gains or losses on the early repayment of debt; or any other unforeseen events of occurrences of a similar nature identified in the first 90 days of a performance cycle.  However no such adjustment will be made if the exercise of such authority by the Committee would constitute the exercise of “impermissible discretion,” would cause awards granted under the Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code to otherwise fail to qualify as “performance-based compensation” under Section 162(m).

(b)                                 Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Compensation Award Formula by the level attained during the applicable Performance Period.  A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

12.07                 Settlement of Performance Compensation Awards.

(a)                                 Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to an Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Compensation Award Formula.

(b)                                 Discretionary Adjustment of Award Formula.  With respect to any Performance Compensation Award that the Committee designates as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may, either at the time it grants a Performance Compensation Award or at any time thereafter, provide for the negative adjustment of the Performance Compensation Award Formula applicable to such Performance Compensation Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  If permitted under such Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Compensation Award that would otherwise be paid to such Participant upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Compensation Award determined in accordance with the Performance Compensation Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Compensation Award.

With respect to any other Performance Compensation Award, the Committee, in its discretion, may, either at the time it grants a Performance Compensation Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Compensation Award Formula applicable to such Performance Compensation Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c)                                  Effect of Leaves of Absence.  Unless otherwise required by law, payment of the final value, if any, of a Performance Compensation Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d)                                 Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with 11.03(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)                                  Payment in Settlement of Performance Compensation Awards.  As soon as practicable following the Committee’s determination and certification in accordance with 11.03 (a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Compensation Award. Payment of such amount shall be made in cash, shares of Common Stock, or a combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing a Performance Compensation Award, payment shall be made in a lump sum. In no event shall payment of a Performance Compensation Award be made later than the 15th day of the third month following the taxable year of the Participant in which the Participant has a legally binding right to the Performance Compensation Award.

(f)                                   Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Common Stock, the number of such shares shall be determined by dividing the final value of the Performance Compensation Award by the Fair Market Value of a share of Common Stock.  Shares of Common Stock issued in payment of any Performance Compensation Award may be fully vested and freely transferable shares or may be shares of Common Stock subject to vesting conditions established by the Committee as provided in 9.01 or 10.01.  Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement.

(g)                                  Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Performance Compensation Award and set forth in the Award Agreement, the effect of a Participant’s termination of service on the Performance Compensation Award shall be as follows.  If the Participant’s service with the Company terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Compensation Award, the final value of the Participant’s Performance Compensation Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s service to the Company during the Performance Period.  Payment shall be made following the end of the Performance Period in any manner permitted by Section 12.07.  If the Participant’s service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Compensation Award, such Award shall be forfeited in its entirety.

ARTICLE XIII
NONASSIGNABILITY; NONTRANSFERABILITY

Unexercised or unsettled Awards shall not be transferable by a Participant except by will or the laws of descent or distribution and, during a Participant’s lifetime, shall be exercisable only by such Participant or the Participant’s guardian or legal representative.

ARTICLE XIV
AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock or Awards which have not been granted, but no such action shall adversely affect the rights under any outstanding Award without the holder’s consent. If and to the extent necessary to ensure that Incentive Stock Options granted under the Plan remain qualified under Section 422 of the Code or for the Plan to comply with any law, regulation or stock exchange requirement, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders.

ARTICLE XV
EMPLOYMENT RIGHTS

Neither the Plan nor any Award hereunder shall create any right on the part of any Employee of the Company to continue in such capacity.

ARTICLE XVI
WITHHOLDING AND TAXES

16.01                 Withholding.  The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Participant to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.02(c).

The Board is authorized to adopt rules, regulations or procedures which provide for the satisfaction of a Participant’s tax withholding obligation by the retention of shares of Common Stock to which he otherwise would be entitled pursuant to an Award or by the Participant’s delivery of previously-owned shares of Common Stock or other property. However, if the Company adopts rules, regulations or procedures which permit withholding obligations to be met by the retention of Common Stock to which a Participant otherwise would be entitled pursuant to the exercise or settlement of an Award, the fair market value of the Common Stock retained for such purpose shall not exceed the minimum required Federal, state and local tax withholding due upon exercise or settlement of the Award.

16.02                 Section 409A.  The Board intends that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.  Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, any Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment that is payable upon termination of employment shall be due to the Participant under the Plan or any Award Agreement until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code.  Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, the settlement and payment of such portion of such Award shall instead be made on the first business day after the date that is six months following such separation from service (or the Participant’s death, if earlier).

ARTICLE XVII
EFFECTIVE DATE OF THE PLAN; TERM

17.01                 Effective Date of the Plan.  This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Company at a meeting of stockholders of the Company or by a written consent of such stockholders held or executed within twelve (12) months before or after the Effective Date.

17.02                 Term of Plan.  Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XVIII
GOVERNING LAW

This Plan shall be construed and interpreted in accordance with the internal laws of the State of Delaware (without regard to choice of law provisions).

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this Pacific Premier Bancorp, Inc. Amended and Restated 2012 Long-Term Incentive Plan, and to apply the corporate seal hereto as of the 26th day of May 2015.

PACIFIC PREMIER BANCORP, INC.

By:	/s/ Steven R. Gardner
Name:	Steven R. Gardner
Title:	President and Chief Executive Officer